SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549-1004





                                    FORM 8-K
                    CURRENT REPORT PURSUANT TO SECTION 13 OF
                       THE SECURITIES EXCHANGE ACT OF 1934



          Date of Report
(Date of earliest event reported) January 20, 2000
                                  ----------------




                           GENERAL MOTORS CORPORATION
                   -----------------------------------------------------
                   (Exact name of registrant as specified in its charter)




      STATE OF DELAWARE                 1-143                 38-0572515
----------------------------   -----------------------    -------------------
(State or other jurisdiction   (Commission File Number)   (I.R.S. Employer
 of incorporation)                                         Identification No.)




   300 Renaissance Center, Detroit, Michigan                 48265-3000
3044 West Grand Boulevard, Detroit, Michigan                 48202-3091
--------------------------------------------                 ----------
  (Address of principal executive offices)                   (Zip Code)







Registrant's telephone number, including area code       (313)-556-5000
                                                         --------------

ITEM 5. OTHER EVENTS

     On January 20, 2000, a news release was issued on the subject of fourth quarter consolidated earnings for General Motors Corporation (GM). The news release did not include certain financial statements, related footnotes and certain other financial information that will be filed with the Securities and Exchange Commission as part of GM's Annual Report on Form 10-K. Following is the fourth quarter earnings release for GM, and their subsidiary Hughes Electronics Corporation's (Hughes) earnings release dated January 19, 2000.


                GM REPORTS RECORD ANNUAL REVENUES OF $176.6 BILLION FOR 1999
              REVENUE GROWTH DRIVES RECORD ANNUAL EARNINGS OF $8.53 PER SHARE

     DETROIT -- Record calendar-year revenues and earnings were reported today by General Motors Corp. (NYSE: GM) on continued strong performance by its automotive operations and record earnings at General Motors Acceptance Corp.
(GMAC).

     - GM's consolidated net sales and revenues totaled a record $176.6 billion in calendar-year 1999, an increase of 13.6 percent compared with the prior year when revenues were $155.4 billion.
     - The revenue growth in 1999 helped drive a record $8.53 diluted earnings per share of GM $1-2/3 par value common stock for the calendar year, compared with $4.32 per share in 1998.
     - Income during 1999 totaled $5.6 billion, compared with $3.0 billion in the prior year.
     - Excluding special items (see "Highlights" for details), 1999 income totaled a record $5.7 billion, or $8.62 per share.
     - GM's global automotive operations generated record income of $5.0 billion in 1999, driven by GM North America's record income of $4.8 billion.
     -  GMAC had record income totaling $1.5 billion in 1999.
     - GM's fourth-quarter-1999 revenues totaled $46.3 billion, compared with $44.6 billion in 1998.
     - Income for the fourth quarter of 1999 totaled $1.1 billion, or $1.86 per share, compared with $1.7 billion, or $2.48 per share, in the prior-year period.

     "We're pleased that our financial performance remained on track even as we faced unceasing competitive pressures," said GM Chairman and Chief Executive Officer John F. Smith, Jr. "Record market demand in North America and Europe fueled increased sales of GM vehicles in these intensely competitive markets, while we continued to be affected by economic pressures in Latin America and the Asia-Pacific region. We're particularly gratified by the record performance of our automotive operations in North America, and GMAC," he said.

     "As we close the books on the decade of the 90s, we feel we've taken a number of important steps to secure the future of General Motors," Smith said. "Very significant among these were our strong financial turnaround; the restructuring of the corporation with the separation of Delphi Automotive Systems, Hughes Defense, and Electronic Data Systems; the global integration of our automotive operations and expansion of our strategic global alliances; and our aggressive move into e-commerce, including the establishment of e-GM and GM TradeXchange.

     "We enter the 21st century with a strong foundation," Smith said, "and we'll need to be even stronger as we face the tough challenges and boundless opportunities ahead of us. We are implementing our plans to make General Motors a faster, leaner, more innovative and customer-focused enterprise."

     Cash, marketable securities, and assets of the Voluntary Employees' Beneficiary Association (VEBA) trust invested in short-term fixed-income securities totaled $14.4 billion at Dec. 31, 1999, compared with $13.1 billion at Dec. 31, 1998, and $16.7 billion at Sept. 30, 1999. These cash amounts exclude GM's financing and insurance operations.

     "The strength of our cash position allowed us to complete our latest $4 billion stock-repurchase program, and take advantage of growth opportunities by expanding and strengthening our global automotive partnerships, along with funding our strong commitment to new products," Smith said.

     During the fourth quarter of 1999, GM repurchased 23.3 million shares of its $1-2/3 par value common stock worth $1.6 billion. Since January 1997, GM has repurchased approximately 140 million shares of GM $1-2/3 par value common stock worth $9.0 billion, or more than 18 percent of the total shares outstanding.

     The corporation's 1999-calendar-year return on net assets (RONA), excluding Hughes, was 14.0 percent. "RONA performance in 1999 was well above our 12.5-percent target," Smith said. "We are focused on further improving this performance to maintain our financial strength and provide a superior return to our shareholders."

     Unless otherwise noted,  corporate and sector data in the remainder of this
release  exclude  special  items  (see  "Highlights"  for   fourth-quarter   and
calendar-year data).

     GM's 1999-calendar-year results were driven by strong year-over-year increases at GM North America (GMNA) and GMAC. After adjusting both years for the above-mentioned special items, and excluding the $1.5 billion strike-related unfavorable impact in 1998, GM North America posted a 42-percent improvement in income in 1999 over the prior year. In establishing its new calendar-year-record results, GMAC generated over 16 percent more income in 1999 than during the prior year.

     "These strong GMNA and GMAC results and improvements in Latin America reflect our emphasis on reducing structural costs and growing the business. This performance offset reduced earnings and losses in other areas of our business, again demonstrating the advantages of operating as a globally integrated enterprise," Smith said.

     GM's fourth-quarter-1999 results primarily reflected lower production and unfavorable mix due to the full-size utility truck startups in North America and lower production in Europe. In addition, all the automotive regions face continuing competitive pressures, while Hughes has incurred further costs associated with the rapid acceleration of its DIRECTV operations.

     Following is a summary of income from GM's business segments in the 1999 fourth quarter and calendar year, compared with the prior-year period. These results are adjusted to exclude special items. Calendar-year-1998 results include the previously mentioned unfavorable strike impact. (see "Highlights" for additional information):

Adjusted Fourth Quarter and Calendar Year Income (Loss)    ($ in Millions)

                                  Fourth Quarter         Calendar Year
                                1999        1998        1999        1998
                                ----------------------------------------
   GM North America           $1,013      $1,663      $4,565      $1,715
   GM Europe                     $30        $146        $423        $463
   GM Latin America/Africa
      /Mid-East                  $18       ($161)       ($81)      ($124)
   GM Asia Pacific              ($23)      ($116)      ($218)      ($146)
   Other Automotive              $12         ($5)        $35         ($2)
                                 ---         ----        ---         ----
   Total Automotive           $1,050      $1,527      $4,724      $1,906
   GMAC                         $367        $298      $1,543      $1,325
   Hughes                       ($61)       $119       ($105)       $272
   Other                       ($101)       ($32)      ($476)      ($182)
                               ------       -----      ------      ------
   Total Income from
     Continuing Operations    $1,255      $1,912      $5,686      $3,321

     GM Automotive's net margin was 2.8 percent in the fourth quarter of 1999, and 3.2 percent for the calendar year, compared with a net margin of 4.1 percent in the fourth quarter of 1998, and 1.5 percent for calendar-year 1998. GM North America's net margin was 3.4 percent in the fourth quarter of 1999, and 4.0 percent for the calendar year, compared with 5.8 percent in the fourth quarter of 1998 and 1.8 percent for the 1998 calendar year.

     "Taking advantage of a record market, GM North America had a strong year," said GM President and Chief Operating Officer G. Richard Wagoner, Jr. "We're extremely pleased with the reaction of customers to our 14 new products, especially our new full-size pickups. In fact, these models contributed heavily to our all-time-high truck sales in 1999."

     GM's global automotive operations were strengthened during 1999 with the enhancement and expansion of major partnerships and alliances. "We strengthened our alliances with Isuzu and Suzuki, forged a new partnership with Fuji Heavy Industries, and we recently announced that we will take full ownership of Saab. We also strengthened our collaboration with Toyota, and in December announced joint activities with Honda," Wagoner said.

     "Our alliance strategy is an innovative way to achieve growth that takes advantage of unique opportunities in geographic regions, product segments, and technology. It's a big departure from the industry's historic 'go-it-alone' approach, but we think it's right for today's world," Wagoner said.

     "While industry sales in Europe were at record levels once again, the competitive environment continued to heat up," Wagoner said. "GM Europe (GME) had record vehicle deliveries of 1,979,000 units in 1999, resulting in a market share of 9.8 percent, an improvement of 0.2 percentage points over 1998. And importantly, GME was profitable in all four quarters of 1999. For 2000, we're accelerating our focus on improving financial performance and growing sales with a strong array of new products," he said.

     "Although the Latin America/Africa/Mid-East region continued to be affected by poor economic conditions, we were pleased that we moved into a profitable position in the fourth quarter of 1999, a notable turnaround from the prior-year period," Wagoner said. "Operating efficiencies continued to improve, and we strengthened our position in the region, growing our market share in 1999 by 0.9 percentage points to 16.6 percent."

     The Asia-Pacific region significantly reduced its fourth-quarter losses compared with the prior-year period. "This was largely due to the strong startup of our Shanghai GM joint venture in China, and Holden's excellent sales and financial performance in Australia," Wagoner said. "We continue to better position ourselves for future growth in the region through expanded and enhanced strategic partnerships and alliances."

     GMAC's improved financial performance in both the fourth quarter of 1999 and the calendar year was led by strong improvements at its core North American automotive-financing operations. For the calendar year, earnings from mortgage operations more than doubled from the previous year.

     "GMAC's earnings for 1999 were a record and represented the fifth straight year of increasing earnings. While our North American auto finance and mortgage operations posted the biggest improvements, continued investments in insurance and international operations plus our recent expansion in commercial finance have paved the way for continued growth in overall financial-services income," Smith said.

     Hughes Electronics' net sales and revenues increased 25 percent to $7.6 billion in 1999, from $6.1 billion in 1998. "The revenue increase was primarily driven by continued growth in the DIRECTV business, which added a record 1.6 million net new subscribers in 1999," Smith said. "DIRECTV continues to be the world's largest direct-to-home provider of digital entertainment programming with more than 9 million subscribers worldwide."

     Hughes' net loss in 1999's fourth quarter and calendar year was primarily related to investments in growth opportunities, which are expected to result in increased revenues and profits in the future.

     Hughes last week announced major changes in its corporate structure and business mix that are designed to sharply focus the company's resources and management attention on its high-growth entertainment, information, and business communications services. Actions included the sale of Hughes' satellite systems operations, and a strategy to discontinue certain wireless manufacturing activities and focus on wireless broadband opportunities.

     In this news release, use of the words anticipate, expect, should, believe, plan, intensify, overcome and similar words are associated with forward-looking statements that are inherently subject to numerous risks and uncertainties. Accordingly, there can be no assurance that the results described in such forward-looking statements will be realized. The principal risk factors that may cause actual results to differ materially from those expressed in forward-looking statements contained in this news release are described in various documents filed by GM with the U.S. Securities and Exchange Commission, including GM's Current Reports on Form 8-K dated April 12, 1999, and filed on April 15, 1999, and April 21, 1999.



                                      # # #

     HIGHLIGHTS - Q4 Financial Results
     (Dollars in Millions Except
     Per Share Amounts)
                                     Three Months Ended
                                         December 31,
                             ------------------------------------
                                       Adjusted          Adjusted
                               1999     1999(1)  1998     1998(1)
                             --------  -------  -------  --------
     Net sales and revenues
     Manufactured products    $40,006 $40,006   $39,074   $39,074
     Financial services         3,929   3,929     3,495     3,495
     Other income               2,327   2,327     2,055     2,055
                               ------  ------    ------    ------
     Total net sales and
       revenues               $46,262 $46,262   $44,624   $44,624
                               ------  ------    ------    ------
     Income from continuing
       operations              $1,145  $1,255    $1,684    $1,912
     Income from discontinued
       operations                   -       -        88       N/A
                               ------  ------    ------    ------
     Consolidated net income   $1,145  $1,255    $1,772       N/A
     Net profit margin from
       continuing operations      2.5%    2.7%      3.8%      4.3%
     .............................................................
     Earnings Attributable to Common Stocks
       $1-2/3 par value
       Continuing operations   $1,196  $1,253    $1,637    $1,865
       Discontinued operations      -       -        88       N/A
                               ------  ------    ------    ------
       $1-2/3 par value        $1,196  $1,253    $1,725       N/A
       Class H (4)               $(80)   $(27)      $32       $32

     .............................................................
     Basic Earnings Per Share Attributable to Common Stocks
       $1-2/3 par value
       Continuing operations    $1.90   $1.99     $2.51     $2.86
       Discontinued operations      -       -      0.13       N/A
                               ------  ------    ------    ------
       $1-2/3 par value         $1.90   $1.99     $2.64       N/A
       Class H (4)             $(0.58) $(0.20)    $0.30     $0.30
     .............................................................
     Diluted Earnings Per Share Attributable to Common Stocks
       $1-2/3 par value
       Continuing operations    $1.86   $1.95     $2.48     $2.82
       Discontinued operations      -       -      0.13       N/A
                               ------  ------    ------    ------
       $1-2/3 par value         $1.86   $1.95     $2.61       N/A
       Class H (4)             $(0.58) $(0.20)    $0.30     $0.30
     .............................................................
     Cash Dividends Per Share of Common Stocks
       $1-2/3 par value         $0.50             $0.50
       Class H                     $-                $-
     .............................................................
     Book Value Per Share of Common Stocks
                                        December 31,
                                   ----------------------
                                     1999         1998
                                   ---------    ---------
       $1-2/3 par value             $26.19       $20.00
       Class H                      $15.71       $12.00
     .............................................................




   See footnotes beginning on page 12.
                                              Continues

     HIGHLIGHTS - Q4 Adjusted for Special Items by Segment
     (Dollars in Millions)
                                      Three Months Ended
                                      December 31, 1999
                                 ----------------------------
                                                        (1)
                                 Reported     (7)     Adjusted
                                 Income     Special    Income
                                 (Loss)      Items     (Loss)
                                 -------    -------   --------
     GM North America
       (GMNA)                    $1,270       $257      $1,013
     GM Europe (GME)                 30          -          30
     GM Latin America/
       Africa/Mid-East
       (GMLAAM)                      18          -          18
     GM Asia/Pacific (GMAP)         (23)         -         (23)
     Other Automotive                12          -          12
                                  -----       ----       -----
       Total GM Automotive
         (GMA)                   $1,307       $257      $1,050
     Hughes  (6)                   (226)      (165)        (61)
     Other                         (282)      (186)        (96)
                                  -----       ----       -----
       Total Automotive,
         Electronics and
         Other Operations          $799       $(94)       $893

     GMAC                          $351       $(16)       $367
     Other                           (5)         -          (5)
                                  -----       ----       -----
       Total Financing and
       Insurance Operations        $346       $(16)       $362
                                  -----       ----       -----
     Income (loss) from
       continuing operations     $1,145      $(110)     $1,255
     Income (loss) from
       discontinued operations        -          -           -
                                  -----       ----       -----
     Consolidated Net
       Income (Loss)             $1,145      $(110)     $1,255
                                  =====       ====       =====



   See footnotes beginning on page 12.
                                              Continues

     HIGHLIGHTS - Q4 Adjusted for Special Items by Segment
     (Dollars in Millions)

                                     Three Months Ended
                                      December 31, 1998
                                 ----------------------------
                                                        (1)
                                 Reported     (2)     Adjusted
                                 Income     Special    Income
                                 (Loss)      Items     (Loss)
                                 -------    -------   --------
     GM North America
       (GMNA)                    $1,583       $(80)     $1,663
     GM Europe (GME)                146          -         146
     GM Latin America/
       Africa/Mid-East
       (GMLAAM)                    (212)       (51)       (161)
     GM Asia/Pacific (GMAP)        (213)       (97)       (116)
     Other Automotive                (5)         -          (5)
                                  -----       ----       -----
       Total GM Automotive
         (GMA)                   $1,299      $(228)     $1,527
     Hughes (4)(6)                  119          -         119
     Other                          (53)         -         (53)
                                  -----       ----       -----
       Total Automotive,
         Electronics and
         Other Operations        $1,365      $(228)     $1,593

     GMAC                          $298         $-        $298
     Other                           21          -          21
                                  -----       ----       -----
       Total Financing and
       Insurance Operations        $319         $-        $319
                                  -----       ----       -----
     Income (loss) from
       continuing operations     $1,684      $(228)     $1,912
     Income from discontinued
       operations                    88        N/A         N/A
                                  -----       ----       -----
     Consolidated Net
       Income                    $1,772        N/A         N/A
                                  =====       ====       =====


      See footnotes beginning on page 12.
                                                               Continues

     HIGHLIGHTS - Q4 Adjusted for Special Items by Region
     (Dollars in Millions)
                                              Three Months Ended
                                              December 31, 1999
                                      -------------------------------
                                       GMNA   GME     GMLAAM    GMAP
                                      -----  ------   ------   ------
     Reported
     --------
     Total net sales and revenues   $29,948  $6,556  $ 1,261    $ 941
                                     ------   -----    -----      ---
     Pre-tax income (loss)           $1,964     $37     $(42)    $(27)
     Income tax expense (benefit)       668      12      (50)       1
     Equity income/(loss) and
       minority interests               (26)      5       10        5
                                      -----   -----    -----      ---
     Net income (loss)               $1,270     $30      $18     $(23)
                                      =====   =====    =====      ===

     Net profit (loss) margin           4.2%    0.5%     1.4%   (2.4%)
     Effective income tax rate         34.0%   32.4%   119.0%   (3.7%)


     LESS: Special Items (7)
     -------------------
     Total net sales and revenues        $-     $ -      $ -      $ -
                                      -----   -----    -----      ---
     Pre-tax income                    $415      $-       $-       $-
     Income tax expense                 158       -        -        -
     Equity income/(loss) and
       minority interests                 -       -        -        -
                                      -----   -----    -----      ---
     Net income                        $257      $-       $-       $-
                                      =====   =====    =====      ===

     Adjusted (1)
     --------
     Total net sales and revenues   $29,948  $6,556   $1,261     $941
                                     ------   -----    -----      ---
     Pre-tax income (loss)           $1,549     $37     $(42)    $(27)
     Income tax expense (benefit)       510      12      (50)       1
     Equity income/(loss) and
       minority interests               (26)      5       10        5
                                      -----   -----    -----      ---
     Net income (loss)               $1,013     $30      $18     $(23)
                                      =====   =====    =====      ===

     Net profit (loss) margin           3.4%    0.5%     1.4%   (2.4%)
     Effective income tax rate         32.9%   32.4%   119.0%   (3.7%)



      See footnotes beginning on page 12.


                                                               Continues

     HIGHLIGHTS - Q4 Adjusted for Special Items by Region
     (Dollars in Millions)
                                              Three Months Ended
                                              December 31, 1998
                                      -------------------------------
                                       GMNA   GME     GMLAAM    GMAP
                                      -----  ------   ------   ------
     Reported
     --------
     Total net sales and revenues   $28,578  $7,493   $1,437     $850
                                     ------   -----    -----      ---
     Pre-tax income (loss)           $2,403    $229    $(366)    $(97)
     Income tax expense (benefit)       813      81     (139)       3
     Equity income/(loss) and
       minority interests                (7)     (2)      15     (113)
                                      -----   -----    -----      ---
     Net income (loss)               $1,583    $146    $(212)   $(213)
                                      =====   =====    =====      ===

     Net profit (loss) margin           5.5%    1.9%   (14.8%) (25.1%)
     Effective income tax rate         33.8%   35.4%    38.0%   (3.1%)


     LESS: Special Items (2)
     -------------------
     Total net sales and revenues       $ -     $ -      $ -      $ -
                                      -----   -----    -----      ---
     Pre-tax loss                     $(105)    $ -     $(82)    $(37)
     Income tax benefit                 (40)      -      (31)       -
     Equity income/(loss) and
       minority interests               (15)      -        -      (60)
                                      -----   -----    -----      ---
     Net (loss) income                 $(80)    $ -     $(51)    $(97)
                                      =====   =====    =====      ===

     Adjusted (1)
     --------
     Total net sales and revenues   $28,578  $7,493   $1,437     $850
                                     ------   -----    -----      ---
     Pre-tax income (loss)           $2,508    $229    $(284)    $(60)
     Income tax expense (benefit)       853      81     (108)       3
     Equity income/(loss) and
       minority interests                 8      (2)      15      (53)
                                      -----   -----    -----      ---
     Net income (loss)               $1,663    $146    $(161)   $(116)
                                      =====   =====    =====      ===

     Net profit (loss) margin           5.8%    1.9%   (11.2%) (13.6%)
     Effective income tax rate         34.0%   35.4%    38.0%   (5.0%)




      See footnotes beginning on page 12.


                                                               Continues

     HIGHLIGHTS - Q4 Operating Information
                                     Three Months Ended
                                        December 31,
                                    ---------------------
                                       1999         1998
                                      -------      -------
     Worldwide Wholesale Sales (units in 000s)
       United States:   Cars             704          739
                        Trucks           633          616
                                      ------       ------
         Total United States           1,337        1,355
       Canada and Mexico                 157          169
                                      ------       ------
           Total GM North America      1,494        1,524
                                      ------       ------
       GME                               497          525
       GMLAAM                            124          131
       GMAP                              109           91
                                      ------       ------
         Total International             730          747
                                      ------       ------
             Total Worldwide           2,224        2,271
                                      ======       ======
     ....................................................
     Vehicle Unit Deliveries (units in 000s)
     United States
       Chevrolet - Cars                  202          209
                 - Trucks                427          382
       Pontiac                           132          134
       GMC                               134          112
       Buick                              89          102
       Oldsmobile                         70           98
       Saturn                             54           52
       Cadillac                           45           52
       Other                               8            9
                                      ------       ------
         Total United States           1,161        1,150
       Canada and Mexico                 172          148
                                      ------       ------
         Total GM North America        1,333        1,298
                                      ------       ------
       GME                               445          443
       GMLAAM                            136          144
       GMAP                              119          107
                                      ------       ------
         Total International             700          694
                                      ------       ------
             Total Worldwide           2,033        1,992
                                      ======       ======
     ....................................................
     Market share
       United States
         Cars                           27.9%        31.7%
         Trucks                         27.9%        26.5%
           Total                        27.9%        29.1%
       Total North America              27.5%        28.5%
       Total Europe                      9.8%        10.0%
       Total Latin America              20.7%        19.7%
       Total Asia and Pacific            4.0%         4.0%
             Total Worldwide            15.4%        15.7%
     .....................................................
     U.S. Retail/Fleet Mix
       % Fleet Sales - Cars             28.1%        32.8%
       % Fleet Sales - Trucks           12.8%        13.4%
       Total vehicles                   20.2%        23.8%
      ....................................................
      Days Supply of Inventory - U.S.
       Cars                                93          83
       Trucks                              85          76
     .....................................................
      Capacity Utilization %
      U.S. and Canada (2-shift rated)(5)96.6%       N/A
      .....................................................
      GMNA
       Net Price (%)                    (0.3%)        1.3%
      .....................................................
       See footnotes beginning on page 12.
                                               Continues
                                     - 11 -

     HIGHLIGHTS - Q4 Other Financial Information
     (Dollars in Millions Except Per Share Amounts)

                                    Three Months Ended
                                       December 31,
                                   ----------------------
                                      1999         1998
                                   ---------   ----------

     Depreciation and Amortization (3)
       Depreciation                   $1,080       $1,032
       Amortization of special tools     603          767
       Amortization of intangible
         assets                           69           29
                                      ------        -----
            Total                     $1,752       $1,828
                                      ======        =====
     ....................................................
     Worldwide Employment at December 31 (in 000s)
       GMNA                              217          226
       GME                                81           84
       GMLAAM                             23           24
       GMAP                               10           10
       Hughes                             18           15
       GMAC                               28           24
       Other                              11           13
                                      ------       ------
         Total                           388          396
                                      ======       ======
     ....................................................
     Worldwide Payrolls                $5,546      $5,065
     ....................................................


     (1) Adjusted amounts represent the reported amounts less the effects of special items (see page 24 for a breakout of the special items for each respective year). Reported amounts for discontinued operations have not been adjusted for special items.
     (2) As a result of GM's Competitiveness Studies, fourth quarter 1998 continuing operations were impacted by charges totaling $224 million ($228 million after-tax or $0.34 diluted earnings per share of $1-2/3 par value common stock). These studies were performed in conjunction with GM's business planning cycle.
     (3) Amounts exclude depreciation and amortization charges incurred by the financing and insurance operations.
     (4) 1998 results include the cumulative effect of accounting change of $9 million due to Hughes' adoption of SOP 98-5. Hughes has reported the $9 million change as a restatement of first quarter 1998 results.
     (5) GM changed its method of calculating capacity utilization from mass relief to tag relief in 1999. Quarterly 1998 figures are not available, however, capacity utilization for Calendar Year 1998 was 77.2% using the new methodology.
     (6) Excludes the effects of purchase accounting adjustments related to General Motors' acquisition of Hughes in 1985, and in 1999 also excludes Hughes Series A Preferred Stock dividends payable to General Motors.
     (7) Special items for fourth quarter 1999 are as follows (all earnings per share amounts are reported as diluted):
            A favorable adjustment of $892 million ($553 million after-tax or $0.86 per share of $1-2/3 par value common stock) related to the reversal of a liability for benefits payable to excess U.S. hourly employees. For a number of reasons, including a stronger than expected market, higher attrition caused by the separation of Delphi and provisions of the 1999 agreement with the UAW, a substantial number of excess U.S. hourly workers have been placed into the active workforce. The culmination of these events in the fourth quarter of 1999 made it clear that this liability required adjustment;
                                                           continues

     HIGHLIGHTS - Q4 Other Financial Information

     (7)   continued

            A charge of $658 million ($408 million after-tax or $0.63 per share of $1-2/3 par value common stock) related to the benefit increase granted to hourly retirees in connection with the 1999 UAW agreement. Consistent with past practice, GM expenses this benefit in the period that the contract with the UAW is ratified;
            A charge of $147 million ($90 million after-tax or $0.14 per share of $1-2/3 par value common stock) related to a U.S. salaried early retirement program. Approximately 1,700 (100 executives) people elected participation in this program; and
            A charge of $272 million ($165 million after-tax or $0.18 per share of $1-2/3 par value common stock and $0.38 per share of GM Class H common stock) related to Hughes' decision to discontinue certain of its wireless manufacturing operations at Hughes Network Systems.

     HIGHLIGHTS - Year Ended Financial Results
     (Dollars in Millions Except
     Per Share Amounts)
                                          Year Ended
                                          December 31,
                             ----------------------------------------
                                         Adjusted           Adjusted
                               1999       1999(1)     1998   1998(1)
                             --------     -------   ------- --------
     Net sales and revenues
     Manufactured products   $152,635   $152,635   $134,276  $134,276
     Financial services        14,734     14,734     13,585    13,585
     Other income               9,189      9,189      7,584     7,584
                              -------    -------    -------   -------
     Total net sales and
       revenues              $176,558   $176,558   $155,445  $155,445
                              -------    -------    -------   -------
     Income from continuing
       operations              $5,576     $5,686     $3,049    $3,321
     Income (loss) from
       discontinued operations    426        426        (93)      N/A
                               ------     ------     ------    ------
     Consolidated net income   $6,002     $6,112     $2,956       N/A
     Net profit margin from
       continuing operations      3.2%       3.2%       2.0%     2.1%
     ...............................................................
     Earnings Attributable to Common Stocks
       $1-2/3 par value
       Continuing operations   $5,592     $5,653     $2,914    $3,186
       Discontinued operations    426        426        (93)      N/A
                               ------     ------     ------    ------
       $1-2/3 par value        $6,018     $6,079     $2,821       N/A
       Class H (4)               $(96)      $(47)       $72       $72
     ...............................................................
     Basic Earnings Per Share Attributable to Common Stocks
       $1-2/3 par value
       Continuing operations    $8.70      $8.79      $4.40     $4.82
       Discontinued operations   0.66       0.66      (0.14)      N/A
                               ------     ------     ------    ------
       $1-2/3 par value         $9.36      $9.45      $4.26       N/A
       Class H (4)             $(0.77)    $(0.38)     $0.68     $0.68
     ...............................................................
     Diluted Earnings Per Share Attributable to Common Stocks
       $1-2/3 par value
       Continuing operations    $8.53      $8.62      $4.32     $4.72
       Discontinued operations   0.65       0.65      (0.14)      N/A
                               ------     ------     ------    ------
       $1-2/3 par value         $9.18      $9.27      $4.18       N/A
       Class H (4)             $(0.77)    $(0.38)     $0.68     $0.68
     ...............................................................
     Cash Dividends Per Share of Common Stocks
       $1-2/3 par value         $2.00                 $2.00
       Class H                     $-                    $-
      ..............................................................


     See footnotes beginning on page 20.
                                              Continues

     HIGHLIGHTS - Year Ended Adjusted for Special Items by Segment (Dollars in Millions)
                                   Year Ended
                                December 31, 1999
                                 ----------------------------
                                                         (1)
                                 Reported     (3)     Adjusted
                                 Income     Special    Income
                                 (Loss)      Items     (Loss)
                                 -------    -------   --------
     GM North America
       (GMNA)                    $4,822       $257      $4,565
     GM Europe (GME)                423          -         423
     GM Latin America/
       Africa/Mid-East
       (GMLAAM)                     (81)         -         (81)
     GM Asia/Pacific (GMAP)        (218)         -        (218)
     Other Automotive                35          -          35
                                  -----       ----       -----
       Total GM Automotive
         (GMA)                   $4,981       $257      $4,724
     Hughes  (6)                   (270)      (165)       (105)
     Other                         (669)      (186)       (483)
                                  -----       ----       -----
       Total Automotive,
         Electronics and
         Other Operations        $4,042       $(94)     $4,136

     GMAC                        $1,527       $(16)     $1,543
     Other                            7          -           7
                                  -----       ----       -----
       Total Financing and
       Insurance Operations      $1,534       $(16)     $1,550
                                  -----       ----       -----
     Income (loss) from
       continuing operations     $5,576      $(110)     $5,686
     Income from discontinued
       operations                   426          -         426
                                  -----       ----       -----
     Consolidated Net
       Income (Loss)             $6,002      $(110)     $6,112
                                  =====       ====       =====



     See footnotes beginning on page 20.
                                                     Continues

     HIGHLIGHTS - Year Ended Adjusted for Special Items by Segment (Dollars in Millions)
                                         Year Ended
                                      December 31, 1998
                                ------------------------------
                                                        (1)
                                Reported    (2)       Adjusted
                                Income    Special     Income
                                (Loss)     Items      (Loss)
                                -------   -------    --------
     GMNA                       $1,635      $(80)     $1,715
     GME                           419       (44)        463
     GMLAAM                       (175)      (51)       (124)
     GMAP                         (243)      (97)       (146)
     Other Automotive               (2)        -          (2)
                                 -----     -----       -----
       Total GM Automotive
         (GMA)                  $1,634     $(272)     $1,906
     Hughes (4)(6)                 272         -         272
     Other                        (279)        -        (279)
                                 -----     -----       -----
       Total Automotive,
         Electronics and
         Other Operations       $1,627     $(272)     $1,899

     GMAC                       $1,325        $-      $1,325
     Other                          97         -          97
                                 -----     -----       -----
       Total Financing and
       Insurance Operations     $1,422        $-      $1,422
                                 -----     -----       -----
     Income (loss) from
       continuing
       operations               $3,049     $(272)     $3,321
     (Loss) income from
       discontinued
       operations                  (93)      N/A         N/A
                                 -----     -----       -----
     Consolidated Net
       Income (Loss)            $2,956       N/A         N/A
                                 =====     =====       =====




     See footnotes beginning on page 20.
                                                               Continues

     HIGHLIGHTS - Year Ended Adjusted for Special Items by Region (Dollars in Millions)
                                                  Year Ended
                                              December 31, 1999
                                      -------------------------------
                                       GMNA   GME     GMLAAM    GMAP
                                      -----  ------   ------   ------
     Reported
     --------
     Total net sales and revenues  $115,132 $26,225   $4,709   $3,187
                                    -------  ------    -----    -----
     Pre-tax income (loss)           $7,192    $642    $(266)    $(76)
     Income tax expense (benefit)     2,339     220     (156)      (7)
     Equity income/(loss) and
       minority interests               (31)      1       29     (149)
                                      -----   -----    -----      ---
     Net income (loss)               $4,822    $423     $(81)   $(218)
                                      =====   =====    =====      ===

     Net profit (loss) margin           4.2%    1.6%    (1.7%)  (6.8%)
     Effective income tax rate         32.5%   34.3%    58.6%    9.2%


     LESS: Special Items (3)
     -------------------
     Total net sales and revenues       $ -     $ -      $ -      $ -
                                      -----   -----    -----      ---
     Pre-tax income                    $415      $-       $-       $-
     Income tax expense                 158       -        -        -
     Equity income/(loss) and
       minority interests                 -       -        -        -
                                      -----   -----    -----      ---
     Net income                        $257      $-       $-       $-
                                      =====   =====    =====      ===

     Adjusted (1)
     --------
     Total net sales and revenues  $115,132 $26,225   $4,709   $3,187
                                    -------  ------    -----    -----
     Pre-tax income (loss)           $6,777    $642    $(266)    $(76)
     Income tax expense (benefit)     2,181     220     (156)      (7)
     Equity income/(loss) and
       minority interests               (31)      1       29     (149)
                                      -----   -----    -----      ---
     Net income (loss)               $4,565    $423     $(81)   $(218)
                                      =====   =====    =====      ===

     Net profit (loss) margin           4.0%    1.6%    (1.7%)  (6.8%)
     Effective income tax rate         32.2%   34.3%    58.6%    9.2%



     See footnotes beginning on page 20.


                                                               Continues

     HIGHLIGHTS - Year Ended Adjusted for Special Items by Region (Dollars in Millions)
                                                   Year Ended
                                              December 31, 1998
                                      -------------------------------
                                       GMNA   GME     GMLAAM    GMAP
                                      -----  ------   ------   ------
     Reported
     --------
     Total net sales and revenues   $96,497 $25,840   $7,553   $3,044
                                     ------   -----    -----    -----
     Pre-tax income (loss)           $2,409    $740    $(471)    $(82)
     Income tax expense (benefit)       787     319     (213)       9
     Equity income/(loss) and
       minority interests                13      (2)      83     (152)
                                      -----    ----    -----    -----
     Net income (loss)               $1,635    $419    $(175)   $(243)
                                      =====    ====    =====    =====

     Net profit (loss) margin           1.7%    1.6%    (2.3%)  (8.0%)
     Effective income tax rate         32.7%   43.1%    45.2%  (11.0%)


     LESS: Special Items (2)
     -------------------
     Total net sales and revenues        $-     $ -      $ -      $ -
                                     ------   -----    -----      ---
     Pre-tax loss                     $(105)   $(74)    $(82)    $(37)
     Income tax benefit                 (40)    (30)     (31)       -
     Equity income/(loss) and
       minority interests               (15)      -        -      (60)
                                      -----   -----    -----      ---
     Net loss                          $(80)   $(44)    $(51)    $(97)
                                      =====   =====    =====      ===


     Adjusted (1)
     --------
     Total net sales and revenues   $96,497 $25,840   $7,553   $3,044
                                    -------  ------    -----    -----
     Pre-tax income (loss)           $2,514    $814    $(389)    $(45)
     Income tax expense (benefit)       827     349     (182)       9
     Equity income/(loss) and
       minority interests                28      (2)      83      (92)
                                      -----   -----    -----    -----
     Net income (loss)               $1,715    $463    $(124)   $(146)
                                      =====   =====    =====    =====

     Net profit (loss) margin           1.8%    1.8%    (1.6%)  (4.8%)
     Effective income tax rate         32.9%   42.9%    46.8%  (20.0%)



     See footnotes beginning on page 20.




                                                               Continues

     HIGHLIGHTS - Year Ended Operating Information
                                        Year Ended
                                       December 31,
                                   ----------------------
                                      1999         1998
                                   ---------   ----------
     Worldwide Wholesale Sales (units in 000s)
       United States:   Cars           2,620        2,389
                        Trucks         2,587        2,051
                                      ------       ------
         Total United States           5,207        4,440
       Canada and Mexico                 667          631
                                      ------       ------
           Total GM North America      5,874        5,071
                                      ------       ------
       GME                             1,968        1,882
       GMLAAM                            523          652
       GMAP                              421          419
                                      ------       ------
         Total International           2,912        2,953
                                      ------       ------
             Total Worldwide           8,786        8,024
                                      ======       ======
     ....................................................
     Vehicle Unit Deliveries (units in 000s)
     United States
       Chevrolet - Cars                  885          876
                 - Trucks              1,725        1,550
       Pontiac                           616          536
       GMC                               542          468
       Buick                             446          398
       Oldsmobile                        352          330
       Saturn                            233          232
       Cadillac                          179          183
       Other                              39           31
                                      ------       ------
         Total United States           5,017        4,604
       Canada and Mexico                 689          639
                                      ------       ------
         Total GM North America        5,706        5,243
                                      ------       ------
       GME                             1,979        1,849
       GMLAAM                            536          654
       GMAP                              457          452
                                      ------       ------
         Total International           2,972        2,955
                                      ------       ------
             Total Worldwide           8,678        8,198
                                      ======       ======
     ....................................................
     Market share
       United States
         Cars                           29.8%        30.2%
         Trucks                         27.8%        27.4%
           Total                        28.8%        28.8%
       Total North America              28.6%        28.5%
       Total Europe                      9.8%         9.6%
       Total Latin America              20.0%        19.7%
       Total Asia and Pacific            3.9%         4.1%
             Total Worldwide            15.8%        15.6%
     .....................................................
     U.S. Retail/Fleet Mix
       % Fleet Sales - Cars             26.4%        26.2%
       % Fleet Sales - Trucks           13.2%        13.6%
       Total vehicles                   20.0%        20.3%
      .....................................................
      Capacity Utilization %
      U.S. and Canada (2-shift rated)(5)91.9%        77.2%
      .....................................................



     See footnotes beginning on page 20.
                                               Continues

     HIGHLIGHTS - Year Ended Other Financial Information
     (Dollars in Millions Except Per Share Amounts)

                                        Year Ended
                                        December 31,
                                   ----------------------
                                      1999         1998
                                   ---------   ----------

     Depreciation and Amortization (7)
       Depreciation                   $4,155       $3,772
       Amortization of special tools   2,492        2,350
       Amortization of intangible
         assets                          226          105
                                       -----        -----
            Total                     $6,873       $6,227
                                       =====        =====
     ....................................................

     Worldwide Payrolls               $21,997     $20,360
     ....................................................

     (1) Adjusted amounts represent the reported amounts less the effects of special items (see page 24 for a breakout of the special items for each respective year). Adjusted amounts for 1998 include the unfavorable effects of strike-related work stoppages. The unfavorable after-tax impacts of the work stoppages were $1.5 billion or $2.22 per share of $1-2/3 par value common stock. Reported amounts for discontinued operations have not been adjusted for special items.
     (2) Special items for 1998 are as follows (all earnings per share amounts are reported as diluted): The second-quarter 1998 results included a pre-tax charge of $74 million ($44 million after-tax, or $0.06 per share of $1-2/3 par value common stock), related to work schedule modifications at Opel Belgium.
            As a result of GM's Competitiveness Studies, fourth quarter 1998 continuing operations were impacted by charges totaling $224 million ($228 million after-tax or $0.34 per share of $1-2/3 par value common stock). These studies were performed in conjunction with GM's business planning cycle.
     (3) Special items for 1999 are as follows (all earnings per share amounts are reported as diluted):
            A favorable adjustment of $892 million ($553 million after-tax or $0.84 per share of $1-2/3 par value common stock) related to the reversal of a liability for benefits payable to excess U.S. hourly employees. For a number of reasons, including a stronger than expected market, higher attrition caused by the separation of Delphi and provisions of the 1999 agreement with the UAW, a substantial number of excess U.S. hourly workers have been placed into the active workforce. The culmination of these events in the fourth quarter of 1999 made it clear that this liability required adjustment;
            A charge of $658 million ($408 million after-tax or $0.62 per share of $1-2/3 par value common stock) related to the benefit increase granted to hourly retirees in connection with the 1999 UAW agreement. Consistent with past practice, GM expenses this benefit in the period that the contract with the UAW is ratified;

                                                               Continues

     HIGHLIGHTS - Year Ended Other Financial Information


     (3) continued

         A charge of $147 million ($90 million after-tax or $0.14 per share of $1-2/3 par value common stock) related to a U.S. salaried early retirement program. Approximately 1,700 (100 executives) people elected participation in this program; and
            A charge of $272 million ($165 million after-tax or $0.17 per share of $1-2/3 par value common stock and $0.39 per share of GM Class H common stock) related to Hughes' decision to discontinue certain of its wireless manufacturing operations at Hughes Network Systems.
     (4) 1998 results include the cumulative effect of accounting change of $9 million due to Hughes' adoption of SOP 98-5. Hughes has reported the $9 million change as a restatement of first quarter 1998 results and GM had reported the $9 million change in fourth quarter 1998 results.
     (5) GM changed its method of calculating capacity utilization from mass relief to tag relief in 1999. Capacity utilization for Calendar Year 1998 was calculated using the new methodology.
     (6) Excludes the effects of purchase accounting adjustments related to General Motors' acquisition of Hughes in 1985, and in 1999 also excludes Hughes Series A Preferred Stock dividends payable to General Motors.
     (7) Amounts exclude depreciation and amortization charges incurred by the financing and insurance operations.
     Note: Total cash of $14.4 billion referenced to in the press release includes $11.4 billion of cash and marketable securities as well as $3.0 billion invested in fixed income securities of the Corporation's $6.3 billion Voluntary Employees' Beneficiary Association Trust.

     HIGHLIGHTS - List of Special Items by Quarter
     Impact on Net Income
     (Dollars in Millions)



                                         Quarter
     List of special items               Ended             Fav/(Unfav)
     -----------------------             -------           ----------

     Continuing Operations:

     Postemployment Benefits             12/31/99               $553

     Hourly Retiree Benefits             12/31/99               (408)

     Termination Benefits                12/31/99                (90)

     Hughes Wireless Business            12/31/99               (165)

                                                               -----
     Total special items for 1999 continuing operations        $(110)
                                                               =====



                                         Quarter
     List of special items               Ended             Fav/(Unfav)
     -----------------------             -------           ----------

     Continuing Operations:

     Competitiveness studies             12/31/98               (228)

     Opel Belgium work schedule
       modifications                      6/30/98                (44)
                                                               -----
     Total special items for 1998 continuing operations        $(272)
                                                               =====

                        CONSOLIDATED STATEMENTS OF INCOME

                                                   Three Months Ended
                                                     December 31,
                                                     ------------
                                               1999               1998
                                               ----               ----
                                 (Dollars in Millions Except Per Share Amounts)

GENERAL MOTORS CORPORATION AND SUBSIDIARIES
Manufactured products sales and revenues    $40,006            $39,074
Financing revenues                            3,929              3,495
Other income                                  2,327              2,055
                                            -------            -------
  Total net sales and revenues               46,262             44,624
                                             ------             ------
Cost of sales and other operating expenses,
  exclusive of items listed below            32,798             31,935
Selling, general and administrative expenses  5,818              4,458
Depreciation and amortization expense         3,279              3,118
Interest expense                              2,126              1,678
Other expenses                                  436                666
                                             ------            -------
  Total costs and expenses                   44,457             41,855
                                             ------             ------
Income from continuing operations
  before income taxes
  and minority interests                      1,805              2,769
Income tax expense                              580                926
Minority interests                                -                 (9)
Losses of nonconsolidated associates            (80)              (150)
                                            -------             ------
Income from continuing operations            $1,145             $1,684
Income from discontinued operations               -                 88
                                            -------             ------
  Net income                                 $1,145             $1,772
Dividends on preference stocks                   29                 15
                                            -------            -------
  Earnings attributable to common stocks     $1,116             $1,757
                                              =====              =====

Basic earnings (losses) per share
  attributable to common stocks
$1-2/3 par value common stock
  Continuing operations                       $1.90              $2.51
  Discontinued operations                         -               0.13
                                             ------               ----
  Earnings per share attributable
    to $1-2/3 par value                       $1.90              $2.64
                                               ====               ====
Earnings per share attributable to Class H   $(0.58)             $0.30
                                               ====               ====

Diluted earnings (losses) per share
  attributable to common stocks
$1-2/3 par value common stock
  Continuing operations                       $1.86              $2.48
  Discontinued operations                         -               0.13
                                             ------               ----
  Earnings per share attributable
    to $1-2/3 par value                       $1.86              $2.61
                                               ====               ====
Earnings per share attributable to Class H   $(0.58)             $0.30
                                               ====               ====

                                                   Three Months Ended
                                                      December 31,
                                                      ------------
                                               1999               1998
                                               ----               ----
                                                 (Dollars in Millions)

AUTOMOTIVE, ELECTRONICS AND OTHER OPERATIONS
Manufactured products sales and revenues    $40,006            $39,074
Other income                                    915                835
                                           --------           --------
  Total net sales and revenues               40,921             39,909
                                             ------             ------
Cost of sales and other operating expenses,
  exclusive of items listed below            32,798             31,935
Selling, general and administrative expenses  4,652              3,399
Depreciation and amortization expense         1,752              1,828
                                            -------            -------
  Total operating costs and expenses         39,202             37,162
Interest expense                                231                200
Other expenses                                  181                285
Net expense (income) from transactions
  with Financing and Insurance Operations        63                (35)
                                                 --                ---
Income from continuing operations
  before income taxes
  and minority interests                      1,244              2,297
Income tax expense                              368                777
Minority interests                                3                 (5)
Losses of nonconsolidated associates            (80)              (150)
                                               ----             ------
Income from continuing operations              $799             $1,365
Income from discontinued operations               -                 88
                                             ------             ------
  Net income - Automotive, Electronics and
    Other Operations                           $799             $1,453
                                                ===              =====


                                                   Three Months Ended
                                                     December 31,
                                                     ------------
                                               1999               1998
                                               ----               ----
                                                 (Dollars in Millions)

FINANCING AND INSURANCE OPERATIONS
Financing revenues                           $3,929             $3,495
Insurance, mortgage and other income          1,412              1,220
                                              -----              -----
  Total revenues and other income             5,341              4,715
                                              -----              -----
Interest expense                              1,895              1,478
Depreciation and amortization expense         1,527              1,290
Operating and other expenses                  1,166              1,059
Provisions for financing losses                  76                140
Insurance losses and loss adjustment expenses   179                241
                                             ------             ------
  Total costs and expenses                    4,843              4,208
                                              -----              -----
Net (income) expense from
  transactions with Automotive,
  Electronics and Other Operations              (63)                35
                                               ----               ----
Income before income taxes                      561                472
Income tax expense                              212                149
Minority interests                               (3)                (4)
                                              -----              -----
  Net income - Financing and Insurance
    Operations                                 $346               $319
                                                ===                ===

                                              Years Ended December 31,
                                              ------------------------
                                           1999          1998         1997
                                           ----          ----         ----
                                  (Dollars in Millions Except Per Share Amounts)

GENERAL MOTORS CORPORATION AND SUBSIDIARIES
Manufactured products sales
  and revenues                          $152,635      $134,276      $148,143
Financing revenues                        14,734        13,585        12,762
Other income                               9,189         7,584        11,675
                                       ---------     ---------      --------
  Total net sales and revenues           176,558       155,445       172,580
Cost of sales and other
  operating expenses, exclusive
  of items listed below                  126,809       114,542       128,225
Selling, general and
  administrative expenses                 18,845        15,915        14,777
Depreciation and amortization expense     12,318        11,147        14,646
Interest expense                           7,750         6,629         5,883
Other expenses                             1,789         2,268         1,480
                                         -------      --------       -------
  Total costs and expenses               167,511       150,501       165,011
                                         -------       -------       -------
Income from continuing
  operations before income taxes
  and minority interests                   9,047         4,944         7,569
Income tax expense                         3,118         1,636         1,025
Minority interests                           (28)          (20)           44
Losses of nonconsolidated associates        (325)         (239)         (105)
                                          ------        ------        ------
Income from continuing operations         $5,576        $3,049        $6,483
Income (loss) from discontinued
   operations                                426           (93)          215
                                          ------       -------        ------
  Net income                              $6,002        $2,956        $6,698
                                           -----         -----         -----
Premium on exchange of preference stocks       -             -            26
Dividends on preference stocks                80            63            72
                                         -------       -------       -------
  Earnings attributable to common stocks  $5,922        $2,893        $6,600
                                           =====         =====         =====

Basic earnings (losses) per share
  attributable to common stocks
$1-2/3 par value common stock
  Continuing operations                    $8.70         $4.40         $8.52
  Discontinued operations                   0.66         (0.14)         0.18
                                            ----          ----          ----
  Earnings per share attributable
    to $1-2/3 par value                    $9.36         $4.26         $8.70
                                            ====          ====          ====
Class H (prior to its recapitalization
  on December 17, 1997)
  Continuing operations                   $    -        $    -         $2.30
  Discontinued operations                      -             -          0.87
                                           -----        ------          ----
Earnings per share attributable
  to Class H (prior to its
  recapitalization on December 17, 1997)  $    -        $    -         $3.17
                                           =====         =====          ====
Earnings per share attributable
  to Class H (subsequent
  to its recapitalization
  on December 17, 1997)                   $(0.77)        $0.68         $0.02
                                            ====          ====          ====

Diluted earnings (losses) per
  share attributable to common stocks
$1-2/3 par value common stock
  Continuing operations                    $8.53         $4.32         $8.45
  Discontinued operations                   0.65         (0.14)         0.17
                                            ----          ----          ----
  Earnings per share attributable
    to $1-2/3 par value                    $9.18         $4.18         $8.62
                                            ====          ====          ====
Class H (prior to its recapitalization
  on December 17, 1997)
  Continuing operations                   $    -        $    -         $2.30
  Discontinued operations                      -             -          0.87
                                          ------        ------          ----
Earnings per share attributable
  to Class H (prior to its
  recapitalization on December 17, 1997) $     -       $     -         $3.17
                                          ======        ======          ====
Earnings per share attributable
  to Class H (subsequent
  to its recapitalization
  on December 17, 1997)                   $(0.77)        $0.68         $0.02
                                            ====          ====          ====

                  CONSOLIDATED STATEMENTS OF INCOME - Concluded

                                                   Years Ended December 31,
                                                   ------------------------
                                            1999          1998          1997
                                            ----          ----          ----
                                                  (Dollars in Millions)

AUTOMOTIVE, ELECTRONICS AND OTHER OPERATIONS
Manufactured products sales
  and revenues                          $152,635      $134,276      $148,143
Other income                               3,472         2,885         7,952
                                       ---------     ---------     ---------
  Total net sales and revenues           156,107       137,161       156,095
                                         -------       -------       -------
Cost of sales and other operating
  expenses, exclusive of
  items listed below                     126,809       114,542       128,225
Selling, general and administrative
  expenses                                14,250        11,848        11,971
Depreciation and amortization expense      6,873         6,227         9,833
                                       ---------      --------      --------
  Total operating costs and expenses     147,932       132,617       150,029
                                         -------       -------       -------
Interest expense                             828           786           633
Other expenses                               503           792           210
Net expense (income) from
  transactions with Financing and
  Insurance Operations                       308            82          (101)
                                          ------       -------        ------
Income from continuing operations
  before income taxes
  and minority interests                   6,536         2,884         5,324
Income tax expense                         2,167         1,018           111
Minority interests                            (2)            -            57
Losses of nonconsolidated associates        (325)         (239)         (105)
                                           -----         -----         -----
Income from continuing operations          4,042         1,627         5,165
Income (loss) from discontinued operations   426           (93)          215
                                           -----        ------         -----
  Net income - Automotive, Electronics
    and Other Operations                  $4,468        $1,534        $5,380
                                           =====         =====         =====

                                                  Years Ended December 31,
                                                  ------------------------
                                            1999          1998          1997
                                            ----          ----          ----
                                                  (Dollars in Millions)

FINANCING AND INSURANCE OPERATIONS
Financing revenues                       $14,734       $13,585       $12,762
Insurance, mortgage and other income       5,717         4,699         3,723
                                         -------       -------       -------
  Total revenues and other income         20,451        18,284        16,485
                                          ------        ------        ------
Interest expense                           6,922         5,843         5,250
Depreciation and amortization expense      5,445         4,920         4,813
Operating and other expenses               4,595         4,067         2,806
Provisions for financing losses              404           463           523
Insurance losses and loss
  adjustment expenses                        882         1,013           747
                                        --------       -------      --------
  Total costs and expenses                18,248        16,306        14,139
                                          ------        ------        ------
Net (income) expense from
  transactions with Automotive,
  Electronics and Other Operations          (308)          (82)          101
                                         -------      --------      --------
Income before income taxes                 2,511         2,060         2,245
Income tax expense                           951           618           914
Minority interests                           (26)          (20)          (13)
                                          ------        ------        ------
  Net income - Financing and
    Insurance Operations                  $1,534        $1,422        $1,318
                                           =====         =====         =====

                           CONSOLIDATED BALANCE SHEETS
                                                               December 31,
                                                               ------------
GENERAL MOTORS CORPORATION AND SUBSIDIARIES                1999          1998
                                                           ----          ----
                        ASSETS                           (Dollars in Millions)
Automotive, Electronics and Other Operations
Cash and cash equivalents                                $9,730        $9,728
Marketable securities                                     1,698           402
                                                        -------       -------
  Total cash and marketable securities                   11,428        10,130
Accounts and notes receivable (less allowances)           5,093         4,750
Inventories (less allowances)                            10,638        10,437
Net assets of discontinued operations                         -            77
Equipment on operating leases
  (less accumulated depreciation)                         5,744         4,954
Deferred income taxes and other current assets            9,006        10,051
                                                          -----        ------
  Total current assets                                   41,909        40,399
Equity in net assets of nonconsolidated associates        1,711           950
Property - net                                           32,779        32,222
Intangible assets - net                                   8,527         9,994
Deferred income taxes                                    14,692        14,967
Other assets                                             25,134        16,062
                                                       --------      --------
  Total Automotive , Electronics and
    Other Operations assets                             124,752       114,594
Financing and Insurance Operations
Cash and cash equivalents                                   712           146
Investments in securities                                 9,110         8,748
Finance receivables - net                                80,627        70,436
Investment in leases and other receivables               36,407        32,798
Other assets                                             21,312        19,150
Net receivable from Automotive, Electronics
  and Other Operations                                    1,001           816
                                                        -------      --------
  Total Financing and Insurance Operations assets       149,169       132,094
                                                        -------       -------
Total assets                                           $273,921      $246,688
                                                        =======       =======

               LIABILITIES AND STOCKHOLDERS' EQUITY
Automotive, Electronics and Other Operations
Accounts payable (principally trade)                    $17,254       $13,542
Loans payable                                             1,991         1,204
Accrued expenses                                         32,854        30,548
Net payable to Financing and Insurance Operations         1,001           816
                                                        -------      --------
  Total current liabilities                              53,100        46,110
Long-term debt                                            7,415         7,118
Postretirement benefits other than pensions              34,166        33,503
Pensions                                                  3,115         4,410
Other liabilities and deferred income taxes              17,426        17,807
                                                       --------      --------
  Total Automotive, Electronics and
    Other Operations liabilities                        115,222       108,948
Financing and Insurance Operations
Accounts payable                                          4,262         4,148
Debt                                                    122,282       107,753
Deferred income taxes and other liabilities              11,282        10,004
                                                       --------      --------
  Total Financing and Insurance Operations liabilities  137,826       121,905
Minority interests                                          596           563
General Motors - obligated mandatorily
  redeemable preferred securities of subsidiary
  trusts holding solely junior subordinated
  debentures of General Motors
    Series D                                                 79            79
    Series G                                                139           141
Stockholders' equity
Preference stocks                                             -             1
$1-2/3 par value common stock
 (issued, 619,412,233 and 655,008,344 shares)             1,033         1,092
Class H common stock (issued, 137,115,187
 and 106,159,776 shares)                                     14            11
Capital surplus (principally additional
 paid-in capital)                                        13,794        12,661
Retained earnings                                         6,376         6,984
                                                          -----         -----
    Subtotal                                             21,217        20,749
Accumulated foreign currency translation adjustments     (2,033)       (1,089)
Net unrealized gains on securities                          996           481
Minimum pension liability adjustment                       (121)       (5,089)
                                                       --------      --------
    Accumulated other comprehensive loss                 (1,158)       (5,697)
                                                       --------      --------
      Total stockholders' equity                         20,059        15,052
                                                       --------      --------
Total liabilities and stockholders' equity             $273,921      $246,688
                                                        =======       =======

                     CONSOLIDATED BALANCE SHEETS - Concluded
                                                              December 31,
                                                              ------------
AUTOMOTIVE, ELECTRONICS AND OTHER OPERATIONS               1999          1998
                                                           ----          ----
                                                         (Dollars in Millions)
                        ASSETS
Cash and cash equivalents                                $9,730        $9,728
Marketable securities                                     1,698           402
                                                        -------      --------
  Total cash and marketable securities                   11,428        10,130
Accounts and notes receivable (less allowances)           5,093         4,750
Inventories (less allowances)                            10,638        10,437
Net assets of discontinued operations                         -            77
Equipment on operating leases
  (less accumulated depreciation)                         5,744         4,954
Deferred income taxes and other current assets            9,006        10,051
                                                          -----        ------
  Total current assets                                   41,909        40,399
Equity in net assets of nonconsolidated associates        1,711           950
Property - net                                           32,779        32,222
Intangible assets - net                                   8,527         9,994
Deferred income taxes                                    14,692        14,967
Other assets                                             25,134        16,062
                                                       --------      --------
  Total Automotive, Electronics and
    Other Operations assets                            $124,752      $114,594

               LIABILITIES AND GM INVESTMENT

Accounts payable (principally trade)                    $17,254       $13,542
Loans payable                                             1,991         1,204
Accrued expenses                                         32,854        30,548
Net payable to Financing and Insurance Operations         1,001           816
                                                       --------      --------
  Total current liabilities                              53,100        46,110
Long-term debt                                            7,415         7,118
Postretirement benefits other than pensions              34,166        33,503
Pensions                                                  3,115         4,410
Other liabilities and deferred income taxes              17,426        17,807
                                                       --------      --------
  Total Automotive, Electronics and
    Other Operations liabilities                        115,222       108,948
Minority interests                                          574           511
GM investment in Automotive, Electronics
  and Other Operations                                    8,956         5,135
                                                          -----         -----
  Total Automotive, Electronics and Other
    Operations liabilities and GM investment           $124,752      $114,594
                                                       ========      ========


                                                              December 31,
                                                              ------------
FINANCING AND INSURANCE OPERATIONS                         1999          1998
                                                           ----          ----
                                                         (Dollars in Millions)
                        ASSETS
Cash and cash equivalents                                  $712          $146
Investments in securities                                 9,110         8,748
Finance receivables - net                                80,627        70,436
Investment in leases and other receivables               36,407        32,798
Other assets                                             21,312        19,150
Net receivable from Automotive, Electronics
  and Other Operations                                    1,001           816
                                                        -------       -------
  Total Financing and Insurance Operations assets      $149,169      $132,094
                                                        =======       =======

               LIABILITIES AND GM INVESTMENT

Accounts payable                                         $4,262        $4,148
Debt                                                    122,282       107,753
Deferred income taxes and other liabilities              11,282        10,004
                                                       --------      --------
  Total Financing and Insurance Operations liabilities  137,826       121,905
Minority interests                                           22            52
GM investment in Financing and Insurance Operations      11,321        10,137
                                                         ------        ------
  Total Financing and Insurance Operations
    liabilities and GM investment                      $149,169      $132,094
                                                        =======       =======

                        CONSOLIDATED STATEMENTS OF CASH FLOWS

                                          For The Years Ended December 31,
                                          --------------------------------
                                          1999         1998            1997
                                          ----         ----            ----
                                                 (Dollars in Millions)
GENERAL MOTORS CORPORATION AND SUBSIDIARIES

Cash flows from operating activities
Income from continuing operations       $5,576       $3,049          $6,483
Adjustments to reconcile income
  from continuing operations to
  net cash provided by operating
  activities
   Depreciation and amortization
     expense                            12,318       11,147          14,646
   Gain on Hughes Defense spin-off           -            -          (4,269)
   Postretirement benefits
     other than pensions,
     net of payments and
     VEBA contributions                 (1,036)         188            (874)
   Pension expense, net of
     contributions                        (808)         223             269
   Originations and purchases
     of mortgage loans                 (52,874)      54,433)        (30,878)
   Proceeds on sales of
     mortgage loans                     55,777       51,582          28,543
   Originations and purchases
     of mortgage securities             (1,309)      (2,237)         (2,516)
   Proceeds on sales of
     mortgage securities                 1,545          849           1,449
   Change in other investments
     and miscellaneous assets              263          770           1,457
   Change in other operating assets
     and liabilities                     7,500        1,558          (1,552)
   Other                                    78        1,647             826
                                        ------       ------          ------
Net cash provided by operating
  activities                            27,030       14,343          13,584
                                        ------       ------          ------

Cash flows from investing activities
Expenditures for property               (7,384)      (8,231)         (8,647)
Investments in marketable securities
  - acquisitions                       (25,406)     (34,162)        (30,594)
Investments in marketable securities
  - liquidations                        23,479       37,960          28,958
Mortgage servicing rights
  - acquisitions                        (1,424)      (1,862)           (479)
Mortgage servicing rights
  - liquidations                            35           80              23
Finance receivables - acquisitions    (186,379)    (155,613)       (163,614)
Finance receivables - liquidations     130,293      114,662         129,615
Proceeds from sales of
  finance receivables                   48,178       27,681          31,191
Operating leases - acquisitions        (23,165)     (23,525)        (21,073)
Operating leases - liquidations         12,079       15,386          12,187
Proceeds from borrowings of
  Hughes Defense prior to
  the Hughes Defense spin-off                -            -           4,006
Investments in companies,
  net of cash acquired                  (5,108)      (1,144)         (2,272)
Other                                     (192)      (1,131)            765
                                          ----       ------             ---
Net cash used in investing activitie   (34,994)     (29,899)        (19,934)
                                        ------       ------          ------
Cash flows from financing activities
Net increase in loans payable           (2,360)       8,186           5,346
Long-term debt - borrowing              35,561       24,035          14,971
Long-term debt - repayments            (21,359)     (12,869)        (12,500)
Repurchases of common and
  preference stocks                     (3,870)      (3,089)         (4,365)
Proceeds from issuing common
  and preference stocks                  2,005          343             614
Cash dividends paid to stockholders     (1,367)      (1,388)         (1,620)
                                         -----        -----           -----
Net cash provided by financing
  activities                             8,610       15,218           2,446
                                         -----       ------           -----

Effect of exchange rate changes
  on cash and cash equivalents            (206)         317            (482)
                                           ---          ---          ------
Net cash provided by (used in)
  continuing operations                    440          (21)         (4,386)
Net cash provided by (used in)
  discontinued operations                  128         (378)          1,567
                                           ---         ----           -----
Net increase (decrease) in cash
  and cash equivalents                     568         (399)         (2,819)
Cash and cash equivalents at
  beginning of the year                  9,874       10,273          13,092
                                         -----       ------          ------
Cash and cash equivalents at
  end of the year                      $10,442       $9,874         $10,273
                                       =======       ======         =======




                CONSOLIDATED STATEMENTS OF CASH FLOWS - Concluded
                                                         For The Years Ended December 31,
                                                         --------------------------------
                                           1999                      1998                      1997
                                           ----                      ----                      ----
                                 Automotive,  Financing    Automotive,   Financing    Automotive,   Financing
                                 Electronics     and       Electronics      and       Electronics      and
                                  and Other   Insurance     and Other    Insurance     and Other    Insurance
                                  ---------   ---------     ---------    ---------     ---------    ---------
Cash flows from operating activities                         (Dollars in Millions)
Income from continuing operations   $4,042      $1,534        $1,627       $1,422        $5,165       $1,318
Adjustments to reconcile income
  from continuing operations to
  net cash provided by operating
  activities
   Depreciation and amortization
     expenses                        6,873       5,445         6,227        4,920         9,833        4,813
   Gain on Hughes Defense spin-off       -           -             -            -        (4,269)           -
   Postretirement benefits other
     than pensions, net of payments
     and VEBA contributions         (1,057)         21           157           31          (900)          26
   Pension expense, net of
     contributions                    (808)          -           223            -           269            -
   Originations and purchases
     of mortgage loans                   -     (52,874)            -      (54,433)            -      (30,878)
   Proceeds on sales of
     mortgage loans                      -      55,777             -       51,582             -       28,543
   Originations and purchases
     of mortgage securities              -      (1,309)            -       (2,237)            -       (2,516)
   Proceeds on sales of
     mortgages securities                -       1,545             -          849             -        1,449
   Change in other investments and
     miscellaneous assets              522        (259)         (162)         932           (51)       1,508
   Change in other operating
     assets and liabilities          7,523         (23)           90        1,468          (993)        (559)
   Other                              (866)        944           581        1,066           563          263
                                      ----         ---           ---        -----           ---          ---
Net cash provided by operating
   activities                       16,229      10,801         8,743        5,600         9,617        3,967
                                    ------      ------         -----        -----         -----        -----

Cash flows from investing activities
Expenditures for property           (7,061)       (323)       (7,952)        (279)       (8,409)        (238)
Investments in marketable
  securities - acquisitions         (4,149)    (21,257)      (13,010)     (21,152)      (12,864)     (17,730)
Investments in marketable
  securities - liquidations          2,886      20,593        16,272       21,688        12,663       16,295
Mortgage servicing rights
  - acquisitions                         -      (1,424)            -       (1,862)            -         (479)
Mortgage servicing rights
  - liquidations                         -          35             -           80             -           23
Finance receivables - acquisitions       -    (186,379)            -     (155,613)            -     (163,614)
Finance receivables - liquidations       -     130,293             -      114,662             -      129,615
Proceeds from sales of finance
  receivables                            -      48,178             -       27,681             -       31,191
Operating leases - acquisitions     (6,415)    (16,750)       (6,397)     (17,128)       (5,680)     (15,393)
Operating leases - liquidations      4,243       7,836         5,609        9,777         3,711        8,476
Proceeds from borrowings of
  Hughes Defense prior to the
  Hughes Defense spin-off                -           -             -            -         4,006            -
Investments in companies,
  net of cash acquired              (2,706)     (2,402)         (971)        (173)       (1,850)        (422)
Net investing activity with
  Financing and Insurance Operations    75           -           338            -           750            -
Other                                 (924)        732          (889)        (242)          554          211
                                      ----         ---          ----         ----           ---          ---
Net cash used in investing
  activities                       (14,051)    (20,868        (7,000)     (22,561)       (7,119)     (12,065)
                                   -------     -------        ------      -------        ------      -------

Cash flows from financing activities
Net increase (decrease) in
  loans payable                        140      (2,500)          (94)       8,280          (398)       5,744
Long-term debt - borrowings          9,090      26,471         2,937       21,098           384       14,587
Long-term debt - repayments         (8,281)    (13,078)       (1,492)     (11,377)       (1,189)     (11,311)
Net financing activity with
  Automotive, Electronics
  and Other Operations                   -         (75)            -         (338)            -         (750)
Repurchases of common and
  preference stocks                 (3,870)          -        (3,089)           -        (4,365)           -
Proceeds from issuing common
  and preference stocks              2,005           -           343            -           614            -
Cash dividends paid to stockholders (1,367)          -        (1,388)           -        (1,620)           -
                                    ------       -----        ------        -----        ------        -----
Net cash (used in) provided by
  financing activities              (2,283)     10,818        (2,783)      17,663        (6,574)       8,270
                                    ------      ------        ------       ------        ------        -----
Effect of exchange rate changes
  on cash and cash equivalents        (206)          -           315            2          (482)           -
Net transactions with
  Automotive/Financing Operations      185        (185)        1,135       (1,135)          338         (338)
                                       ---        ----         -----       ------           ---         ----
Net cash (used in) provided by
  continuing operations               (126)        566           410         (431)       (4,220)        (166)
Net cash provided by (used in)
  discontinued operations              128           -          (378)           -         1,567            -
                                       ---        ----           ---        -----         -----         ----
Net increase (decrease) in cash
  and cash equivalents                   2         566            32         (431)       (2,653)        (166)
Cash and cash equivalents at
  beginning of the year              9,728         146         9,696          577        12,349          743
                                     -----         ---         -----          ---        ------          ---
Cash and cash equivalents at
  end of the year                   $9,730        $712        $9,728         $146        $9,696         $577
                                    ======        ====        ======         ====        ======         ====


                               * * * * * * * * * *

Hughes' Release

                         New Services-Focused Hughes Reports
                   54-Percent Revenue Growth In Fourth Quarter 1999

                      Record Subscriber Growth Attained in Both
                      U.S. and Latin American DIRECTV(R) Services

      El Segundo, Calif., January 19, 2000 -- Hughes Electronics Corporation, reflecting last week's announcement of major changes in its corporate focus, today reported that fourth quarter 1999 revenues increased 53.6% to $1,698.0 million compared with $1,105.2 million in the fourth quarter of 1998. These are the company's first financial results following the announcement that it would sell its satellite manufacturing businesses to The Boeing Company in an all-cash transaction valued at $3.75 billion, refocus its wireless businesses, and realign Hughes into two market-driven sectors.

      "We've begun the new century as a company that is sharply focused on our high-value, high-growth entertainment and business communications services," said Michael T. Smith, Hughes chairman and chief executive officer. "This quarter's results reflect the bright future of our new company."

      As required by applicable accounting standards, the financial results of Hughes' satellite manufacturing businesses are treated as discontinued operations to reflect the impact of the announced transaction with Boeing. Consequently, revenues, EBITDA(1) and other operating results for Hughes' satellite manufacturing businesses are excluded from Hughes' operating results for all periods presented(2).

     "Once again, revenue growth in the quarter was driven by our DIRECTV(R) businesses," explained Smith. "The momentum in the United States just keeps building. DIRECTV U.S. had yet another quarter of record subscriber growth while more than doubling its revenues. And as we expand the availability of local programming and introduce new interactive services, we expect 2000 to be our best year ever."

      Smith added that the DIRECTV business in Latin America also achieved its best quarter ever, gaining more than twice as many net new subscribers as were added during its previous best quarter. "With the completion of our recent strategic initiatives in Latin America, we feel that DIRECTV is now in a position to reach its full potential in that region," Smith said.

      EBITDA for the fourth quarter of 1999 was negative $174.4 million compared to EBITDA of $69.2 million in the same period of 1998. The decline was primarily due to a previously announced fourth quarter 1999 pre-tax charge of $272 million related to the discontinuation of certain wireless businesses at Hughes Network Systems (HNS).

     Excluding the charge, EBITDA increased 41.0% to $97.6 million, primarily due to improved EBITDA at DIRECTV U.S. related to the United States Satellite Broadcasting Company, Inc. (USSB) and PRIMESTAR transactions, and the larger subscriber base. PanAmSat also contributed a solid EBITDA performance, principally due to its lower leaseback expense resulting from the exercise of certain early buy-out options under satellite sale-leaseback agreements.

      In the fourth quarter of 1999, Hughes incurred a loss(3) of $226.7 million and a loss per share, including the effect of preferred stock dividends, of $0.58, compared to earnings(3) of $128.2 million and earnings per share (EPS) of $0.32 for the same period in 1998. The declines were primarily due to the wireless charge, higher depreciation and amortization expenses related principally to the USSB and PRIMESTAR transactions and increased PanAmSat satellite expenditures, an increase in net interest expense, and a $115 million fourth quarter 1998 favorable adjustment to the income tax provision resulting from a tax settlement with the Internal Revenue Service (IRS).

                           FULL-YEAR 1999 FINANCIAL REVIEW

      Year-end 1999 revenues increased 59.8% to $5,560.3 million, compared with $3,480.6 million in 1998. This was primarily due to record subscriber growth in the Company's U.S. and Latin American DIRECTV businesses, as well as additional revenues resulting from the USSB and PRIMESTAR transactions. HNS also contributed to the revenue growth, primarily through its record sales of DIRECTV receiving equipment.

      EBITDA for the year was $222.7 million and EBITDA margin was 4.0%, compared to EBITDA of $341.7 million and EBITDA margin of 9.8% in 1998. The declines were principally due to the fourth quarter 1999 charge related to the discontinuation of certain HNS wireless businesses, which more than offset EBITDA gains at DIRECTV U.S. and PanAmSat. Excluding the charge, 1999 EBITDA increased 44.8% to $494.7 million due to EBITDA gains at DIRECTV, PanAmSat and HNS.

      In 1999, Hughes incurred a loss of $270.3 million and a loss per share, including the effect of preferred stock dividends, of $0.77, compared to earnings of $271.7 million and EPS of $0.68 in 1998. The declines were primarily attributable to the reduced EBITDA, a second quarter 1999 pre-tax charge of $125.0 million related to increased development costs and schedule delays associated with several new product lines at Hughes Space and Communications, a first quarter 1999 pre-tax charge of $92.0 million resulting from the termination of the contract for the Asia-Pacific Mobile Telecommunications
(APMT)  satellite  system  due to  export  licenses  not  being  issued,  higher depreciation and amortization expenses related principally to the USSB and PRIMESTAR transactions and increased PanAmSat satellite expenditures, an increase in net interest expense, and the 1998 favorable adjustment to the tax provision. These declines were partially offset by a first quarter 1999 after-tax gain of $94.3 million ($154.6 million pre-tax) related to the settlement of the Williams patent infringement case(4).

                               SEGMENT FINANCIAL REVIEW
                                 FOURTH QUARTER 1999

                               Direct-To-Home Broadcast

      Fourth quarter revenues for the segment more than doubled to $1,213.6 million from $567.6 million in the fourth quarter of 1998. The segment had negative EBITDA of $24.9 million compared with negative EBITDA of $69.4 million in the fourth quarter of 1998.

      United States: DIRECTV reported quarterly revenues of $1,100 million, more than twice last year's fourth quarter revenues of $476 million. The increase was due to strong subscriber growth, as well as additional revenues resulting from the USSB and PRIMESTAR transactions.

      In December 1999, DIRECTV became the first U.S. direct broadcast satellite service to add more than 200,000 net new subscribers in a single month, contributing to its all-time high quarter of 515,000 new subscribers. This represented a 29% increase over the 400,000 new subscribers added in the fourth quarter of 1998. In addition, 241,000 customers were transitioned from the PRIMESTAR By DIRECTV medium-power service to the high-power service in the quarter.

      For the full-year 1999, DIRECTV added 1,606,000 net new high-power subscribers, a 39% increase over the 1,157,000 new subscribers added in 1998. In addition, DIRECTV converted 470,000 customers from PRIMESTAR By DIRECTV in 1999. As of December 31, 1999, DIRECTV served more than 8 million U.S. customers, including approximately 1.4 million customers subscribing to PRIMESTAR By DIRECTV.

      EBITDA for the fourth quarter of 1999 was $27 million compared to negative EBITDA of $32 million in the preceding year's fourth quarter. This improvement was principally due to contributions from the USSB and PRIMESTAR transactions, as well as improved EBITDA resulting from the larger high-power subscriber base.

      Latin America and Japan: The DIRECTV business in Latin America generated $102 million in revenues for the quarter compared with $73 million in the fourth quarter of 1998. This increase was due to the record subscriber growth and additional revenues resulting from the consolidation of Galaxy Brasil, Ltda.
(GLB)(5), Grupo Galaxy Mexicana , S.A. de C.V. (GGM)(5), and SurFin, Ltd.(5).

      In the fourth  quarter,  the  DIRECTV  service in Latin  America had three consecutive months of record subscriber growth, adding 136,000 net new subscribers, which is more than twice as many as the 61,000 acquired in the same period last year. The total number of DIRECTV subscribers in Latin America as of December 31, 1999 was 804,000.

      The DIRECTV business in Latin America had negative EBITDA of $42 million compared to negative EBITDA of $30 million for the same period in 1998. The change was primarily due to the impact of the consolidation of GLB and GGM, and higher marketing expenses in the region.

      In addition, DIRECTV Japan, of which Hughes currently owns 42%, reported a total of 386,000 subscribers at the end of the fourth quarter of 1999. Hughes' share of DIRECTV Japan's losses was $74 million for the quarter, compared with $36 million in the fourth quarter of 1998. The higher loss was primarily due to increased marketing expenses in the region, as well as the recording of a higher portion of equity losses resulting from an increase in Hughes' investment in DIRECTV Japan. These losses are reported in "Other, net" in the Statement of Income (Loss) and Available Separate Consolidated Net Income (Loss).

                                  Satellite Services

      PanAmSat, which is 81% owned by Hughes, generated revenues of $206.0 million in the fourth quarter of 1999, compared with $196.7 million in the prior year's period. The increase was primarily due to new service agreements on satellites placed in service in 1999 as well as continued growth in special events service revenues. During the fourth quarter of 1999, telecommunications services revenues increased 19% to $49 million while total video services revenues increased 2% to $146 million compared to the prior year's fourth quarter.

      EBITDA for the quarter was $152.9 million compared to fourth quarter 1998 EBITDA of $144.3 million. EBITDA margin in the fourth quarter of 1999 was 74.2%, compared to 73.4% in the same period of 1998. The increases in EBITDA and EBITDA margin resulted primarily from lower leaseback expense due to the exercise of certain early buy-out options under satellite sale-leaseback agreements, and increased operating lease revenues.

                                 Network Systems

      HNS revenues in the fourth quarter of 1999 were $386.5 million, compared to $402.6 million in the fourth quarter of 1998. This decline was principally due to reduced sales of its wireless telecommunications systems and international private business network systems. These declines more than offset higher sales of DIRECTV receiving equipment. HNS shipped 715,000 DIRECTV receiving systems in the fourth quarter of 1999 compared to 300,000 in the same year-ago period.

      HNS recorded negative EBITDA of $241.5 million in the quarter compared to EBITDA of $43.0 million in the fourth quarter of 1998. This reduction was primarily due to the previously announced pre-tax charge of $272 million related to the discontinuation of certain wireless businesses, and reduced sales of international private business network systems. HNS' wireless business will now focus on its leading broadband wireless access (point-to-multipoint) product line and will discontinue its mobile cellular and narrowband local loop product lines. HNS will fulfill its outstanding contractual obligations for these discontinued product lines.

                                  BALANCE SHEET

      From December 31, 1998 to December 31, 1999, the Company's cash balance declined $1,103.8 million to $238.2 million and total debt increased $1,206.6 million to $2,141.4 million. The principal cash requirements for the year were the USSB and PRIMESTAR transactions, purchase of the Tempo high-power satellite assets, early buy-out of certain PanAmSat satellite sale-leaseback agreements, increased investment in the DIRECTV businesses in Latin America and Japan, capital expenditures and general working capital requirements. These requirements were partially offset by a $1.5 billion investment by America Online, Inc. (AOL).

      Hughes is the world's leading provider of digital television entertainment, satellite services, and satellite-based private business networks. The earnings of Hughes, a unit of General Motors Corporation, are used to calculate the earnings per share attributable to the General Motors Class H common stock (NYSE:GMH).

      NOTE: Hughes Electronics Corporation believes that certain statements in this press release may constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. When used in this press release, the words "estimate," "plan," "project," "anticipate," "expect," "intend," "outlook," "believe," and other similar expressions are intended to identify forward-looking statements and information. Actual results of Hughes may differ materially from anticipated results as a result of certain risks and uncertainties, which include but are not limited to those associated with: economic conditions; demand for products and services, and market acceptance; government action; local political or economic developments in or affecting countries where we have international operations; our ability to obtain export licenses; competition; our ability to achieve cost reductions; technological risks; our ability to address the year 2000 issue; interruptions to production attributable to causes outside our control; limitations on access to distribution channels; the success and timelines of satellite launches; the in-orbit performance of satellites; the ability of our customers to obtain financing; and our ability to access capital to maintain our financial flexibility. Hughes cautions that these important factors are not exclusive.

----------------------
1) EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) is the sum of operating profit (loss) and depreciation and amortization. EBITDA margin is calculated by dividing EBITDA by total revenues.
2) For all periods presented, net income generated by the satellite manufacturing businesses (previously referred to as the "Satellite Systems" segment) is reported as "Income from discontinued operations, net of taxes" on the Statement of Income (Loss) and Available Separate Consolidated Net Income (Loss). Similarly, all assets and liabilities of those businesses are reported as "Net assets of discontinued operations" on the Balance Sheet.
3) Excludes the effects of purchase accounting adjustments related to General Motors' acquisition of Hughes in 1985.
4) Hughes was awarded a final judgement arising from its long-running Williams patent infringement case, which was originally filed by Hughes in 1973. The award resulted from the repeated infringement by the U.S. Government over a span of two decades of a patent that revolutionized communications satellite attitude control and made the geosynchronous satellite practical. A payment of $154.6 million was received in the first quarter of 1999 and is recorded in "Income from discontinued operations, net of taxes."
5) Galaxy Brasil, Ltda. (GLB) is the local operating company providing DIRECTV service in Brazil. Grupo Galaxy Mexicana, S.A. de C.V. (GGM) is the local operating company providing DIRECTV service in Mexico. SurFin Ltd., provides financing for DIRECTV receiving equipment in Latin America. As a result of transactions that were completed in July 1999 (GLB), February 1999 (GGM) and November 1998 (SurFin), Hughes owns a majority position in each company.


                                       ###

STATEMENT OF INCOME (LOSS) AND
AVAILABLE SEPARATE CONSOLIDATED NET INCOME
(Dollars in Millions Except Per Share Amounts)
                                                              Year Ended
                                    Fourth Quarter            December 31,
                                    --------------            ------------
                                   1999        1998        1999        1998
-----------------------------------------------------------------------------
Revenues
Direct broadcast, leasing and
  other services                $1,394.1      $757.8    $4,489.3    $2,603.6
Product sales                      303.9       347.4     1,071.0       877.0
----------------------------------------------------------------------------
   Total Revenues                1,698.0     1,105.2     5,560.3     3,480.6
----------------------------------------------------------------------------
Operating Costs and Expenses
Cost of products sold              366.1       286.6     1,028.3       643.0
Broadcast programming and
  other costs                      657.6       375.2     2,001.4     1,175.0
Selling, general, and
  administrative expenses          848.7       374.2     2,307.9     1,320.9
Depreciation and amortization      189.5       110.5       647.4       384.6
Amortization of GM purchase
  accounting adjustments (1)         0.8         0.8         3.3         3.3
----------------------------------------------------------------------------
   Total Operating Costs
     and Expenses                2,062.7     1,147.3     5,988.3     3,526.8
----------------------------------------------------------------------------
Operating Loss                    (364.7)      (42.1)     (428.0)      (46.2)
Interest income                      6.2        23.7        27.0       112.3
Interest expense                   (51.7)       (8.0)     (122.7)      (17.5)
Other, net                         (60.6)      (50.6)     (136.3)     (151.8)
----------------------------------------------------------------------------
Loss From Continuing Operations
   Before Income Taxes, Minority
   Interests and Cumulative
   Effect of Accounting Change    (470.8)      (77.0)     (660.0)     (103.2)
Income tax benefit                (177.2)     (143.0)     (236.9)     (142.3)
Minority interests in net
   losses of subsidiaries            9.9         5.2        32.0        24.4
----------------------------------------------------------------------------
Income (Loss) from continuing
   operations before cumulative
   effect of accounting change    (283.7)       71.2      (391.1)       63.5
Income from discontinued
   operations, net of taxes         51.9        51.9        99.8       196.4
----------------------------------------------------------------------------
Income (Loss) before cumulative
   effect of accounting change    (231.8)      123.1      (291.3)      259.9
Cumulative effect of accounting
   change, net of taxes                -           -           -        (9.2)
----------------------------------------------------------------------------
Net Income (Loss)                 (231.8)      123.1      (291.3)      250.7
Adjustments to exclude
   the effect of GM purchase
   accounting adjustments (1)        5.1         5.1        21.0        21.0
----------------------------------------------------------------------------
Earnings (Loss) Excluding the
   Effect of GM Purchase
   Accounting Adjustments         (226.7)      128.2      (270.3)      271.7
Preferred stock dividends          (24.6)          -       (50.9)          -
----------------------------------------------------------------------------
Earnings (Loss) Used for
   Computation of Available
   Separate Consolidated
   Net Income (Loss)             $(251.3)     $128.2     $(321.2)     $271.7
============================================================================
Available Separate Consolidated
   Net Income (Loss)
Average number of shares of
   General Motors Class H
   Common Stock outstanding
   (in millions) (Numerator)       136.3       105.9       124.7       105.3
Average Class H dividend base
   (in millions)(Denominator)      430.1       399.9       418.5       399.9
Available Separate Consolidated
   Net Income (Loss)              $(79.6)      $33.9      $(95.7)      $71.5
============================================================================
Earnings (Loss) Attributable to
   General Motors Class H Common
   Stock on a Per Share Basis
   Income (Loss) from continuing
     operations before cumulative
     effect of accounting change  $(0.71)      $0.18      $(1.05)      $0.17
   Income from discontinued
     operations, net of taxes      $0.13       $0.14       $0.28       $0.53
   Cumulative effect of
     accounting change,
     net of taxes                      -           -           -      $(0.02)
----------------------------------------------------------------------------
Earnings (Loss) Attributable
   to General Motors Class H
   Common Stock on a Per Share
   Basis - Basic and Diluted      $(0.58)      $0.32      $(0.77)      $0.68
============================================================================
(1)Relates to General Motors' purchase of Hughes in 1985.
                                     - 36 -


BALANCE SHEET
(Dollars in Millions)
                                                   December 31,    December 31,
ASSETS                                                1999            1998
----------------------------------------------------------------------------
Current Assets
Cash and cash equivalents                            $238.2         $1,342.0
Accounts and notes receivable                         960.9            764.6
Contracts in process                                  155.8            179.0
Inventories                                           236.1            286.6
Net assets of discontinued operations               1,159.5            972.4
Prepaid expenses, deferred income taxes and other     788.2            321.1
----------------------------------------------------------------------------

Total Current Assets                                3,538.7          3,865.7
Satellites - net                                    3,907.3          3,197.5
Property - net                                      1,223.0            683.0
Net Investment in Sales-type Leases                   146.1            173.4
Intangible Assets, net                              7,406.0          3,185.9
Investments and Other Assets                        2,039.9          1,302.4
----------------------------------------------------------------------------

Total Assets                                      $18,261.0        $12,407.9
============================================================================

LIABILITIES AND STOCKHOLDER'S EQUITY
----------------------------------------------------------------------------
Current Liabilities
Accounts payable                                   $1,062.2           $691.8
Advances on contracts                                  23.0             20.1
Deferred revenues                                     130.5             43.8
Current portion of long-term debt                     555.4            156.1
Accrued liabilities                                   618.8            257.0
----------------------------------------------------------------------------

Total Current Liabilities                           2,389.9          1,168.8
Long-Term Debt                                      1,586.0            778.7
Postretirement Benefits Other Than Pensions            19.7             20.4
Other Liabilities and Deferred Credits              1,433.3            935.3
Deferred Income Taxes                                 672.5            641.1
Commitments and Contingencies
Minority Interests                                    544.3            481.7
Stockholder's Equity                               11,615.3          8,381.9
----------------------------------------------------------------------------

Total Liabilities and Stockholder's Equity        $18,261.0        $12,407.9
============================================================================
Holders of GM Class H common stock have no direct rights in the equity or assets of Hughes, but rather have rights in the equity and assets of General Motors (which includes 100% of the stock of Hughes).

PRO FORMA SELECTED SEGMENT DATA*
(Dollars in Millions)
                                                            Year  Ended
                                    Fourth Quarter          December 31,
                                    --------------       ----------------
                                   1999        1998      1999        1998
--------------------------------------------------------------------------
DIRECT-TO-HOME BROADCAST
Total Revenues                  $1,213.6      $567.6  $3,785.0    $1,816.1
EBITDA (1)                        $(24.9)     $(69.4)    $19.9     $(125.8)
EBITDA Margin (1)                  N/A         N/A         0.5%      N/A
Operating Loss                   $(132.7)     $(94.5)  $(292.1)    $(228.1)
Depreciation and Amortization     $107.8       $25.1    $312.0      $102.3
Capital Expenditures (2)          $263.5      $100.7    $516.9      $230.8
--------------------------------------------------------------------------
SATELLITE SERVICES
Total Revenues                    $206.0      $196.7    $810.6      $767.3
EBITDA (1)                        $152.9      $144.3    $618.8      $553.3
EBITDA Margin (1)                   74.2%       73.4%     76.3%       72.1%
Operating Profit                   $80.2       $82.4    $341.6      $321.6
Operating Profit Margin             38.9%       41.9%     42.1%       41.9%
Depreciation and Amortization      $72.7       $61.9    $277.2      $231.7
Capital Expenditures (3)          $133.4      $316.7    $956.4      $921.7
--------------------------------------------------------------------------
NETWORK SYSTEMS
Total Revenues                    $386.5      $402.6  $1,384.7    $1,076.7
EBITDA (1)                       $(241.5)      $43.0   $(178.1)      $52.6
EBITDA Margin (1)                  N/A          10.7%    N/A           4.9%
Operating Profit (Loss)          $(253.0)      $31.1   $(227.3)      $10.9
Operating Profit Margin            N/A           7.7%    N/A           1.0%
Depreciation and Amortization      $11.5       $11.9     $49.2       $41.7
Capital Expenditures               $11.9       $13.6     $35.0       $40.0
--------------------------------------------------------------------------
ELIMINATIONS and OTHER
Total Revenues                   $(108.1)     $(61.7)  $(420.0)    $(179.5)
EBITDA (1)                        $(60.9)     $(48.7)  $(237.9)    $(138.4)
Operating Loss                    $(58.4)     $(60.3)  $(246.9)    $(147.3)
Depreciation and Amortization      $(2.5)      $11.6      $9.0        $8.9
Capital Expenditures              $111.1       $21.8    $157.0      $136.3
--------------------------------------------------------------------------
TOTAL
Total Revenues                  $1,698.0    $1,105.2  $5,560.3    $3,480.6
EBITDA (1)                       $(174.4)      $69.2    $222.7      $341.7
EBITDA Margin (1)                  N/A           6.3%      4.0%        9.8%
Operating Loss                   $(363.9)     $(41.3)  $(424.7)     $(42.9)
Depreciation and Amortization     $189.5      $110.5    $647.4      $384.6
Capital Expenditures              $519.9      $452.8  $1,665.3    $1,328.8

* The Financial Statements reflect the application of purchase accounting adjustments related to GM's acquisition of Hughes. However, as provided in the General Motors' Restated Certificate of Incorporation, the earnings attributable to GM Class H common stock for purposes of determining the amount available for the payment of dividends on GM Class H common stock specifically exclude such adjustments. In order to provide additional analytical data, the above unaudited pro forma selected segment data, which exclude the purchase accounting adjustments related to GM's acquisition of Hughes, are presented.
(1)EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) is the sum of operating profit (loss) and depreciation and amortization. EBITDA margin is calculated by dividing EBITDA by total revenues.
(2)Includes satellite expenditures amounting to $46.9 million, $32.2 million, $136.0 million and $70.2 million, respectively.
(3)Includes satellite expenditures amounting to $124.0 million, $304.1 million, $532.8 million and $726.3 million, respectively. Also included are expenditures related to the early buy-out of satellite sale-leasebacks totaling $369.5 million and $155.5 million for the years ended December 31, 1999 and 1998, respectively.




                                   * * * * * *

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            GENERAL MOTORS CORPORATION
                                            --------------------------
                                                    (Registrant)
Date    January 20, 2000
        -----------------
                                       By
                                            s/Peter R. Bible
                                            -------------------------------
                                            (Peter R. Bible,
                                             Chief Accounting Officer)